UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2005

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2005, the Registrant and SDS Capital Group SPC, Ltd. ("Purchaser") exchanged all issued and outstanding promissory notes previously issued by the Registrant and held by Purchaser ("Old Notes") for and in consideration for the issuance to the Purchaser of a new promissory note, in the principal amount of $4,153,649 (the "New Note"), which amount represented unpaid principal and accrued interest due under the terms of the Old Notes as of the date of the New Note, October 1, 2005. Under the terms of the New Note, interest accrues on such debt at an annual interest rate of 8%, and this rate increases to 10% on April 1, 2006 through the maturity date of the loan, December 31, 2007. Payments of principal and accrued interest under the New Note are amortized and paid by the Company over a period of eight quarters in either cash or shares of the Registrant’s common stock, with the first amortization payment due December 31, 2005. Amounts due and owing Purchaser under the terms of the New Note are secured by all assets of the Registrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

November 10, 2005	By:	Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Acting Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.01	Promissory Note due December 31, 2007